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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in Registration Statement (File Number 333-130291) on Form S-8 of Heritage Financial Group of our report dated February 10, 2006, except for Note 16 as to which the date is March 14, 2006, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-KSB of Heritage Financial Group for the year ended December 31, 2005.

                                            /s/  Mauldin & Jenkins, LLC

Albany, Georgia
March 30, 2006